UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016

ALJ Regional Holdings, Inc.

(Exact name of registrant as specified in its charter)

______________

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Madison Avenue, PMB #358

New York, NY 10016

(Address of Principal Executive Office) (Zip Code)

(212) 883-0083

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On July 18, 2016, ALJ Regional Holdings, Inc. (the “Company”) entered into the First Amendment (the “First Amendment”) to the Financing Agreement, dated as of August 14, 2015 (the “Financing Agreement”), by and among the Company, Faneuil, Inc., Floors-N-More, LLC, Phoenix Color Corp. (“Phoenix”), each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto, the lenders from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent for the lenders (the “Collateral Agent”), and PNC Bank, National Association, as administrative agent for the lenders (the “Administrative Agent”). The First Amendment (i) increased borrowings under the term loan facility by $10 million and (ii) modified certain covenants to reflect the consolidated business of the Company following the acquisition of Color Optics (as defined below).

In connection with the First Amendment, the Company paid to the Collateral Agent an amendment fee of $200,000 and the Administrative Agent an amendment fee of $20,000.

The foregoing description of the First Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 hereto, and the Financing Agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form 10-12B/A, previously filed with the Commission on March 28, 2016.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On July 18, 2016, Phoenix, a wholly owned subsidiary of the Company, consummated and closed the acquisition of certain assets and the assumption of certain liabilities from AKI, Inc., a Delaware corporation which does business under the Arcade Beauty name (“Arcade”) and is a subsidiary of Bioplan USA, Inc., a Delaware corporation (“Bioplan”), in respect of Arcade’s Color Optics division (“Color Optics”), pursuant to the Asset Purchase Agreement dated June 21, 2016 (the “Purchase Agreement”) by and among Phoenix, Arcade and Bioplan (solely with respect to certain sections of the Purchase Agreement). Color Optics is a leading printing and packaging solutions business servicing the beauty, fragrance, cosmetic and consumer-packaged goods markets.

As consideration for the acquisition, Phoenix paid $6.9 million, which reflects an adjustment based on estimated net working capital at the closing, to Arcade. Phoenix withheld $125,000 from the purchase price at the closing to secure Arcade’s obligations to indemnify Phoenix for breaches of representations, warranties and covenants under the Purchase Agreement.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and which is incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 with respect to the First Amendment is incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

On July 18, 2016, Phoenix issued a news release announcing the consummation and closing of the acquisition of Color Optics. The full text of the news release is furnished as Exhibit 99.1 and incorporated in its entirety herein by reference.

The information under this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement of the issuer, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

2.1

Asset Purchase Agreement, dated as of June 21, 2016, by and among Phoenix Color Corp., AKI, Inc. and Bioplan USA, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K previously filed with the Commission on June 22, 2016 and incorporated herein by reference)

10.1

First Amendment to Financing Agreement, dated as of July 18, 2016, by and among the Company, Faneuil, Inc., Floors-N-More, LLC, Phoenix Color Corp., each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto, the lenders from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent for the lenders, and PNC Bank, National Association, as administrative agent for the lenders

99.1	News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

July 19, 2016	By:	/s/ T. Robert Christ
T. Robert Christ
Chief Financial Officer (Principal Financial Officer)